Exhibit 99.1

DayStar Technologies Enters Solar Project Engineering and Construction Business Through Acquisition of Interest In Eco Energy Solutions Australia

Union City, CA, June 4, 2012 – DayStar Technologies, Inc. (Nasdaq: DSTI), announced the acquisition of a 10% interest in Eco Energy Solutions (Australia) Pty Limited as part of the Company’s new strategic initiative to become a more fully integrated, global renewable energy company.

The acquisition of Eco Energy Solutions (Australia) Pty Limited (“Eco Energy Solutions”) represents DayStar’s entry into the energy project solutions business establishing a presence in the areas of engineering, construction, and ownership of solar power generation projects. This also establishes DayStar’s initial footprint in the attractive and growing Australian and South Pacific renewables markets. Eco Energy Solutions specializes in the design, construction, and maintenance of solar projects with operations in Australia, Fiji, and Somoa.

DayStar acquired the 10% interest in Eco Energy Solutions through the issuance of 285,714 shares of DayStar common stock valued at $2.80 per share to Eco Energy Solutions owner Ronald Garry Yost.

With DayStar’s acquisition of a 10% interest, Sunlogics Power Fund Management, Inc. (“Sunlogics”), a wholly owned subsidiary of Salamon Group, Inc. (OTCBB: SLMU) will own a 90% stake in Eco Energy Solutions, and this represents the first strategic acquisition in which DayStar and Sunlogics have a mutual interest. The management of DayStar and Sunlogics intend to continue to pursue strategic opportunities that will be beneficial to the shareholders of both companies.

DayStar Chairman and Interim CEO, Peter Lacey, commented: “We are extremely excited to announce the investment in Eco Energy Solutions. This transaction represents a critical step in the new strategic direction of DayStar. Garry Yost and his team have built a very successful and dynamic business with expertise in several areas of the energy projects solutions business, specifically within the Australian and South Pacific markets. We look forward to working with Garry and the team to build upon the successful history of Eco Energy Solutions and continuing to work with the Sunlogics management team to pursue opportunities that will be mutually beneficial to our shareholders.”

About DayStar Technologies, Inc.

DayStar Technologies, Inc. is a developer of solar photovoltaic products based upon CIGS thin film deposition technology and is currently embarked on a strategy of strategic partnerships to enter new markets within the global renewal energy industry. For more information, visit the DayStar website at www.daystartech.com.

About Salamon Group, Inc.

Salamon Group, Inc., through its Sunlogics Power Fund Management Inc. division, is a solar energy project company specializing in the construction management and acquisition of renewable energy power projects. Sunlogics Power also looks to acquire assets and other companies in the solar and renewable energy space that are a strategic fit. Sunlogics Power is also a project-acquiring partner of Sunlogics Plc and its Subsidiary as well as other third party project developers, http://www.sunlogicspowerfund.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release regarding our business that are not historical facts may be considered “forward-looking statements.” The forward-looking statements in this press release are based on information available at the time the statements are made and management’s belief as of that time with respect to future events and involve substantial risks and uncertainties that could cause actual results and outcomes to be materially different. Such forward–looking statements include statements regarding the expected benefits of strategic partnerships and investments as well as the Company’s potential success in securing such transactions. Forward-looking statements are based on management’s current preliminary expectations and are subject to risks and uncertainties, which may cause our results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties include our ability to raise substantial additional capital in the short term, our ability to achieve favorable outcomes in pending litigation, our ability to continue our business as a going concern, our ability to execute our business plan, our ability to continue our debt reduction programs, and such other risks and uncertainties detailed in our annual report on Form 10-K for the year ended December 31, 2011, our quarterly reports on Form 10-Q, and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contact:

DayStar Technologies, Inc.

Christopher T. Lail

Chief Financial Officer

408/582.7100

investor@daystartech.com